UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2020

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Congress Avenue, Suite 100B, Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)
(561) 998-2232
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On May 19, 2020, Richard M. Mastaler retired from the Board of Directors of Cross Country Healthcare, Inc. (the “Company”). Mr. Mastaler had no disagreements with management of the Company.

(d)	Effective May 19, 2020, Dr. Janice E. Nevin, MD, MPH, 59, was elected to serve as a member of the Board of Directors until its annual Meeting of Stockholders to be held in 2021.

Dr. Nevin has served as the President and Chief Executive Officer of ChristianaCare, the largest health system in Delaware, since 2015. In 2017, Dr. Nevin was inducted into the Delaware Women’s Hall of Fame and was recognized among 100 Great Healthcare Leaders to Know in 2018 by Becker’s Hospital Review. For her commitment to the community, she received Delaware’s Grassroots Champion Award from the American Hospital Association and the David G. Menser Award from the Wilmington Senior Center, both in 2017. She was named the 2016 Woman of Distinction by the Girl Scouts of the Chesapeake Bay.

Dr. Nevin serves on the Strategic Planning Committee of America’s Essential Hospitals, the Federal Reserve Bank of Philadelphia Economic and Community Advisory Council, and the boards of directors of the Delaware State Chamber of Commerce, Delaware Center for Health Innovation, Delaware Community Foundation, and United Way of Delaware. She is a member of the Delaware Business Roundtable Executive Committee and the CEO Council for Growth of the Chamber of Commerce for Greater Philadelphia. Dr. Nevin graduated from Harvard University and earned her medical degree with honors from Sidney Kimmel Medical College at Thomas Jefferson University. She completed her family medicine residency at Thomas Jefferson University Hospital and her master of public health degree at the University of Pittsburgh.

The Company’s Board of Directors believes that Dr. Nevin is qualified to serve as a director due to her extensive knowledge of the healthcare industry and her expertise in leading the operations of a large health care system with first-hand knowledge of healthcare staffing, as well as her physician experience, and innovative leadership.

As a new non-employee director, Dr. Nevin will be entitled to an annual stock award and cash compensation, consistent with the Company’s other non-employee directors.

A copy of the press release announcing the appointment of Dr. Nevin to our Board of Directors is attached hereto as Exhibit 99.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)	On May 19, 2020, the Company held its Annual Meeting of Stockholders (“Annual Meeting”).

(b)	The following items of business were voted upon by stockholders at the Annual Meeting:

 (i) A proposal to elect the directors listed below for a one year term ending in 2021 or until their successors are duly elected and qualified was approved with the following vote:
Director	For	Against	Abstentions	Broker Non-Votes
Kevin C. Clark	31,933,280	535,972	790	1,406,940
W. Larry Cash	31,600,756	867,174	2,112	1,406,940
Thomas C. Dircks	31,708,676	759,284	2,082	1,406,940
Gale Fitzgerald	31,810,778	656,812	2,452	1,406,940
Darrell S. Freeman, Sr.	32,309,815	158,285	1,942	1,406,940
Dr. Janice E. Nevin, MD, MPH	32,412,151	56,429	1,462	1,406,940
Mark Perlberg	32,297,969	170,411	1,932	1,406,940
Joseph A. Trunfio, PhD	31,533,146	934,994	1,902	1,406,940

(ii) The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
33,838,623	27,107	11,252	0

(iii) The approval of the Company’s 2020 Omnibus Incentive Plan was approved as follows:
For	Against	Abstentions	Broker Non-Votes
31,110,197	1,353,755	6,090	1,406,940

(iv) The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the votes set forth below:

For	Against	Abstentions	Broker Non-Votes
30,985,322	1,344,813	139,907	1,406,940

Item 9.01                          Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press release issued by the Company on May 21, 2020
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

		By:	/s/ William J. Burns
William J. Burns
Dated:	May 21, 2020		Executive Vice President and Chief Financial Officer